Exhibit 23.1

Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

     We consent to the use in the Form SB-2 Registration Statement and Prospectus of Axcess International, Inc. of our report dated March 3, 2004, accompanying the consolidated financial statements of Axcess International, Inc. as of December 31, 2003 and 2002 and for the years then ended contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading “Experts” in the Prospectus.

/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP

Dallas, Texas
October 20, 2004

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